UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

The following communication will be sent to holders of the Corporation’s Preferred Stock starting on March 4, 2013:

Subject:

First Bancorp. Solicitation of Proxies Related to Offer to Exchange

Message:

Solicitation of proxies related to the offer to issue up to 10,087,488 shares of Common Stock in exchange (the “Exchange Offer”) for any and all of the issued and outstanding shares of First BanCorp’s (the “Corporation’s”):

7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A (CUSIP: 318672201);

8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B (CUSIP: 318672300);

7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C (CUSIP: 318672409);

7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (CUSIP: 318672508); and

7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (CUSIP: 318672607)

(collectively, “Preferred Stock”) on the terms and conditions set forth in the Prospectus filed by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”) on February 14, 2013.

The Exchange Offer will expire at 5:00 p.m., New York City time, on March 18, 2013 (such date and time, as it may be extended in accordance with applicable law, the “Expiration Date”). Tendered shares of Preferred Stock may be withdrawn at any time on or prior to the Expiration Date. The proxy solicited in the proxy statement for holders of Preferred Stock filed by the Corporation with the Commission on February 14, 2013 must be delivered on or prior to the Expiration Date.

If you are a stockholder of record of the shares of Preferred Stock set forth above and you do not wish to participate in the Exchange Offer, but you wish to grant a proxy to the proxyholders to execute a written consent, you must complete the detachable Form for Non-tendering Holders, which is a part of the Letter of Transmittal for the Exchange Offer, and send it to Computershare, the Exchange Agent for the Exchange Offer, via first-class mail, overnight courier, or facsimile using the contact information below.

By Mail:	By Overnight Courier:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

By Facsimile:

617-360-6810

Fax Confirmation Number: 781-575-2332

Any questions or requests for assistance concerning the Exchange Offer or the proxy solicitation should be directed to:	Any questions regarding procedures for tendering Preferred Stock, granting a proxy, or filling out the forms of proxy contained in the Letter of Transmittal, or requests for additional copies of the Letter of Transmittal should be directed to:

Sandler O’Neill + Partners, L.P.	Georgeson Inc.
(Dealer Manager for the Exchange Offer)	(Information Agent for the Exchange Offer)
866-805-4128 (toll-free)	866-856-6388 (toll-free)
212-466-7807 (collect)	212-440-9800 (collect)